CANTERBURY CORPORATE SERVICES, INC.
                                   PROXY
                       FOR ANNUAL MEETING FISCAL 1995
                     Please sign and return immediately

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned being a stockholder of Canterbury Corporate Services, Inc., Medford, New
Jersey do hereby constitute and appoint Stanton M. Pikus and Kevin J. McAndrew, or either one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution to attend the Annual Meeting of Stockholders of said Corporation to be held at The Mansion on Main Street, Plaza 3000 at Main Street,
Voorhees, New Jersey on August 29, 1996 at 10:00 a.m. or any and all adjournment thereof, and to vote all stock owned by me or standing in my name, place and stead on the proposals specified in the notice of meeting dated July 31, 1996 or any and all adjournments thereof, with all the power I possess if I were personally present, hereby ratifying and confirming all that my said proxy or proxies may be in my name, place and stead as follows:

1.      Election of Directors

        To elect seven (7) Directors, each for a term of one (1) year or until the next Annual Meeting:

 Stanton M. Pikus, Kevin J. McAndrew, Jean Zwerlein Pikus, Alan
 B. Manin, Stephen M. Vineberg, Paul L. Shapiro and Frank A. Cappiello

        It is specifically directed that this Proxy be voted:

                FOR ALL NOMINEES [ ]  WITHHOLD ALL NOMINEES [ ]

        INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

2.      Proposal to ratify Ernst & Young, LLP, as the Company's
Independent Public Auditors.

                IN FAVOR OF [ ]     AGAINST [ ]    ABSTAIN [ ]

3.      To adopt the amendment to the Canterbury Corporate
Services, Inc. 1995 Stock Incentive Plan.

                IN FAVOR OF [ ]     AGAINST [ ]    ABSTAIN [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                IN FAVOR OF [ ]     AGAINST [ ]    ABSTAIN [ ]

IF NO DESIGNATIONS ARE MADE IN THE SPACES PROVIDED ABOVE, THIS
PROXY WILL BE VOTED "IN FAVOR OF" THE ABOVE PROPOSALS. The shares represented by a properly executed Proxy will be voted as directed.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS; IT
MAY BE REVOKED PRIOR TO ITS EXERCISE.




_________________________________________________________(L.S.)
(Print Name)

DATE: ____________________________________, 1996

_________________________________________________________(L.S.)
(Signature of Stockholder)

DATE: ____________________________________, 1996


NOTE:   ALL JOINT OWNERS MUST SIGN INDIVIDUALLY. WHEN SIGNING AS
ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CUSTODIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN.